UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: March 1, 1999



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000



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Item 5.  Other Events
On February 25, 1999, Farm Family Holdings, Inc. issued a press release announcing operating results for the fourth quarter and the year ended December 31, 1998.

Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99    - Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              FARM FAMILY HOLDINGS, INC.
                                              (Registrant)




                                   March 1, 1999      /s/ Philip P. Weber
                                   -----------------  ---------------------
                                   (Date)             Philip P. Weber
                                                      President and CEO

                                  News Release



For Release: Immediate    Contact:Timothy A. Walsh
                                  Executive Vice President - Finance & Treasurer
                                  (518) 431 - 5410



     Farm Family Holdings Reports Continued Profitable Growth and Increase in Operating Income for the Fourth Quarter

     Glenmont, New York - February 25, 1999 - - Farm Family Holdings, Inc. (NYSE: FFH) today announced that operating income for the fourth quarter ended December 31, 1998 increased 5.2% to $4,534,000 from $4,309,000 for the same period in 1997. On a diluted per share basis, operating income for the fourth quarter of 1998 was $0.86 compared to $0.81 for the same period in 1997.

     The increase in operating income for the fourth quarter ended December 31, 1998 was primarily attributable to increases in premium revenue, net investment income, and the results of the Company's continuing expense management program.

     Operating income for the year ended December 31, 1998 was $14,271,000 compared to $14,990,000 for the same period in 1997. On a diluted per share basis, operating income for the year ended December 31, 1998 was $2.69 compared to $2.84 for the same period in 1997. Operating income for the year ended December 31, 1998 decreased compared to operating income for 1997 primarily as a result of an increase in weather related losses incurred during the first and second quarters of 1998.

     Operating income excludes realized investment gains (losses), the gain on the partial reduction of the Company's extended earnings liability, the adjustments to restate prior period financial statements for the Company's extended earnings liability, extraordinary items, non-recurring charges, and the related taxes thereon.

     Philip P. Weber, President & CEO of Farm Family Holdings, said, "During 1998, we continued to expand our penetration into the northeastern agribusiness, rural and suburban markets which we serve. Our focus on and commitment to this market has enabled us to increase direct writings of all of our primary products throughout 1998. The growth in our premiums and investment


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     income coupled with our expense management program and aggregate stop loss reinsurance program enabled us to increase our operating earnings during the third and fourth quarters of 1998 compared to the same periods in 1997."

Premiums

     Premium revenue increased 20.8% to $48,352,000 for the fourth quarter of 1998 compared to $40,029,000 for the same period in 1997. For the year ended December 31, 1998, premium revenue increased 21.8% to $181,756,000 compared to $149,220,000 for the same period in 1997. The increase in premium revenue for the year ended December 31, 1998 was primarily attributable to an increase of $20,008,000 in premium revenue from our direct writings, a $4,110,000 increase in revenue from the Company's voluntary assumed reinsurance business, and a reduction of $8,960,000 in premiums ceded to the Company's affiliate, United Farm Family Insurance Company ("United Farm Family"). Effective December 31, 1997, the Company's reinsurance agreements with United Farm Family which reinsured the Company's incurred losses greater than $100,000 up to $300,000 were terminated. As a result, the Company's retention per loss, net of reinsurance, increased from $100,000 in 1997 to $300,000 in 1998.

     Net written premiums increased 23.5% to $46,599,000 for the fourth quarter of 1998 compared to $37,740,000 for the same period in 1997. For the year ended December 31, 1998, net written premiums increased 18.6% to $188,824,000 compared to $159,245,000 for the same period in 1997. The increase in net written premiums for the year ended December 31, 1998 was primarily attributable to an increase of $16,431,000 in direct writings, a $2,423,000 increase in the Company's voluntary assumed reinsurance business, and a $11,204,000 reduction in premiums ceded to the Company's reinsurers. The growth in the Company's direct writings (excluding assigned risk auto business) in New Jersey accounted for $8,697,000 or 45.3% of the increase in the direct writings during 1998.

     Mr. Weber said, "We continue to increase direct writings of all of our primary products: personal and commercial automobile, the Special Farm Package, businessowners, homeowners, and Special Home Package policies. Direct writings (excluding assigned risk auto business) in New York increased by $5,014,000 or 8.8% during 1998. In addition, direct writings from the agribusiness and rural and suburban markets in Connecticut, Delaware, Massachusetts, New Jersey, and West Virginia each increased by more than 10% during 1998 compared to 1997."

Combined Ratio

     Farm Family Casualty Insurance Company's statutory combined ratio was 96.4% for the fourth quarter of 1998 compared to 94.0% for the same period in 1997. The statutory combined ratio for the year ended December 31, 1998 was 98.4% compared to 95.6% for the same period in



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1997. Loss and loss adjustment expenses were 73.9% of premium revenue for the year ended December 31, 1998 compared to 69.2% for the same period in 1997. The increase in the loss and loss adjustment expense ratio was primarily attributable to an increase in weather-related losses incurred during 1998 compared to 1997 which impacted the Company's direct writings as well as its voluntary assumed reinsurance business. Losses related to the Company's direct writings believed to be weather related aggregated $11,692,000 in 1998 compared to $5,234,000 in 1997. The Company's aggregate stop loss reinsurance program partially offset the impact of the increased losses incurred by the Company during 1998. In addition, the Company reduced its underwriting expense ratio to 26.0% in 1998 from 29.0% in 1997.

Net Investment Income

     Net investment income for the fourth quarter of 1998 was $4,786,000 compared to $4,548,000 for the same period in 1997. For the year ended December 31, 1998, net investment income was $19,119,000 compared to $18,077,000 for the same period in 1997. The increase in net investment income was primarily attributable to the investment of available operating cash flows.

Net Income

     Net income for the fourth quarter of 1998 increased to $4,480,000 compared to $3,906,000 for the same period in 1997. On a diluted per share basis, net income for the fourth quarter of 1998 was $0.85 compared to $0.74 for the same period in 1997. During the fourth quarter of 1997, net income included a charge of $246,000 net of tax, related to the Company's restatement of prior period financial statements for the Company's extended earnings liability.

     Net income for the year ended December 31, 1998 increased to $18,671,000 compared to $17,500,000 for the same period in 1997. On a diluted per share basis, net income for the year ended December 31, 1998 was $3.52 compared to $3.32 for the same period in 1997. Net income for the year ended December 31, 1998 included a net gain of $4,107,000 ($6,318,000 less taxes of $2,211,000)
recognized as a result of the reduction of a significant portion of the Company's liability for its extended earnings program with its agents. Net income for the year ended December 31, 1997 included net realized investment gains of $5,406,000.

     Philip P. Weber, President & CEO of the Company, said "Despite a difficult beginning, 1998 was another good year for Farm Family Holdings. We have continued to expand our presence in the markets we serve. We expect to close the acquisition of our affiliate, Farm Family Life Insurance Company and its subsidiary, United Farm Family Insurance Company in April 1999. This acquisition will help to enhance our position as the premier provider of insurance to the agribusiness, rural, and suburban markets we currently serve in our ten state northeastern region and will add the states of Pennsylvania and Maryland to our service territory. This acquisition, coupled with Farm Family Financial Services, Inc.'s affiliation with a national broker-dealer, supports the opportunities our agents have to be the primary advisors to the households they serve. We remain focused on executing our strategy of achieving profitable growth and creating value for our shareholders."


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     Farm Family Holdings is the parent of Farm Family Casualty Insurance
Company, a specialized, regional property and casualty insurer of farms, agricultural related businesses, and residents and businesses of rural and suburban communities.

---------------------------------
     Safe Harbor Statement under The Private Securities Litigation Reform Act of 1995 This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements with respect to the Company's potential acquisition of Farm Family Life, statements of the plans and objectives of the Company or its management, statements of future economic performance and assumptions underlying statements regarding the Company or its business. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside the Company's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the results of operations of the Company and Farm Family Life, fluctuations in the market value of shares of the Company's common stock, the satisfaction of the closing conditions set forth in the Amended and Restated Option Purchase Agreement, exposure to catastrophic loss, geographic concentration of loss exposure, general economic conditions and conditions specific to the property and casualty insurance industry, including its cyclical nature, regulatory changes and conditions, rating agency policies and practices, competitive factors, claims development and the impact thereof on loss reserves and the Company's reserving policy, the adequacy of the Company's reinsurance programs, developments in the securities markets and the impact thereof on the Company's investment portfolio and other risks listed from time to time in the Company's Securities and Exchange Commission filings, including the Form 10-K/A filed for the fiscal year ended December 31, 1997 and the Prospectus dated July 22, 1996. Accordingly, there can be no assurance that actual results will conform to the forward-looking statements in this press release.



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




                           FARM FAMILY HOLDINGS, INC.
                   Condensed Consolidated Statements of Income
                     ($ in thousands except per share data)

                                                                     Three
                                                                 Months Ended               Year Ended
                                                                  December 31,              December 31,
                                                                  ------------              ------------
                                                              1998         1997         1998          1997
                                                              ----         ----         ----          ----
Revenues:
   Premiums                                                  $48,352      $40,029     $181,756     $149,220
   Net investment income                                       4,786        4,548       19,119       18,077
   Realized investment gains (losses), net                      (83)        (242)          451        5,406
   Other income                                                  281          301        1,033        1,020
                                                                 ---          ---        -----        -----
         Total Revenues                                       53,336       44,636      202,359      173,723
                                                              ------       ------      -------      -------
  Losses and Expenses:
   Losses and loss adjustment expenses                        35,238       26,880      134,302      103,301
   Underwriting expenses                                      12,105       11,359       47,233       43,320
   Interest expense                                                -           25           25          102
   Dividends to policyholders                                     73          105          192          282
                                                                  --          ---          ---          ---

         Total Losses and Expenses                            47,416       38,369      181,752      147,005
                                                              ------       ------      -------      -------
Gain on partial reduction of extended earnings liability           -            -       (6,318)           -
                                                              ------       ------       -------     -------
          Total Losses, Expenses and Other                    47,416       38,369      175,434      147,005
                                                              ------       ------      -------      -------
Income before federal income tax expense                       5,920        6,267       26,925       26,718
Federal income tax expense                                     1,440        2,361        8,254        9,218
                                                               -----        -----        -----        -----
         Net Income                                           $4,480       $3,906      $18,671      $17,500
                                                              ======       ======      =======      =======
Operating Income (1)                                          $4,534       $4,309      $14,271      $14,990
                                                              ======       ======      =======      =======
Per Share Data
  Net income per share-Diluted                                 $0.85        $0.74        $3.52        $3.32
                                                               =====        =====        =====        =====
  Operating income per share-Diluted (1)                       $0.86        $0.81        $2.69        $2.84
                                                               =====        =====        =====        =====
  Weighted average shares outstanding-Diluted              5,297,267    5,290,569    5,303,965    5,270,947
                                                           =========    =========    =========    =========


(1) Operating income excludes realized investment gains (losses), the gain on the partial reduction of the Company's extended earnings liability, the adjustments to restate prior period financial statements for the Company's extended earnings liability, nonrecurring charges, and the related taxes thereon.



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


                           FARM FAMILY HOLDINGS, INC.
                      Condensed Consolidated Balance Sheets
                      ($ in thousands except per share data)

                                                                                     12/31/98         12/31/97
                                                                                     --------         --------
Assets:
    Investments                                                                      $312,162         $280,431
    Cash                                                                                6,039            5,841
    Insurance receivables                                                              47,466           40,484
    Deferred acquisition costs                                                         13,668           12,613
    Accrued investment income                                                           5,527            5,408
    Other assets                                                                       21,641           26,454
                                                                                       ------           ------
         Total Assets                                                                $406,503         $371,231
                                                                                     ========         ========

Liabilities:
    Reserves for losses and loss adjustment expenses                                 $174,435         $156,622
    Unearned premium reserve                                                           71,209           66,069
    Debt                                                                                    -            1,268
    Other liabilities                                                                  16,621           24,038
                                                                                       ------           ------
         Total Liabilities                                                            262,265          247,997
                                                                                      -------          -------
Stockholders' equity                                                                  144,238          123,234
                                                                                      -------          -------
         Total Liabilities and Stockholders' Equity                                  $406,503         $371,231
                                                                                     ========         ========

Book Value Per Share                                                                   $27.45           $23.46
                                                                                       ======           ======
Book Value Per Share  (excluding FAS 115 adjustment)                                   $25.60           $22.05
                                                                                       ======           ======
         Shares Outstanding                                                         5,253,813        5,253,813
                                                                                    =========        =========


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